Exhibit 99.1

FOR IMMEDIATE RELEASE

Active Power Announces Self-Initiated Internal Review of Option Grants

Austin, Texas (January 9, 2006) — Active Power, Inc. (NASDAQ: ACPW) today announced that, at the request of its Board of Directors, it is conducting an internal review of the company’s historical stock option grants and related procedures and accounting. This review will cover all option grants made since the time of its initial public offering in August 2000 to the present. This review will be supervised by a committee of the company’s Board of Directors comprised of independent directors, who will be assisted by outside legal counsel and accounting experts. The company also has voluntarily disclosed, or self reported, that it is undertaking this review to the Securities and Exchange Commission.

Because the review was only recently initiated and is ongoing, Active Power is currently unable to determine whether there are any accounting adjustments that may be required as a result of this review or the extent of any improper activities that might have occurred. The company will provide a public statement once its review is complete, or sooner if it determines it to be warranted.

The company currently anticipates that this review should be completed before the due date for its Annual Report on Form 10-K for the year ended December 31, 2006. However, if the review uncovers any significant issues, then the company’s Annual Report on Form 10-K could be delayed until the completion of the review.

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About Active Power:

Active Power (NASDAQ: ACPW) provides efficient, reliable, and green power quality solutions and Uninterruptible Power Supply (UPS) systems to enable business continuity in the event of power disturbances. Founded in 1992, Active Power’s flywheel-based UPS systems protect critical operations in data centers, healthcare facilities, manufacturing plants, broadcast stations, and governmental agencies in over 40 countries. Active Power recently introduced CoolAir, the only solution that provides both backup power and backup cooling. With expert power system engineers and worldwide service and support, Active Power provides turnkey solutions that ensure organizations have the power to perform. For more information, please visit www.activepower.com.

FORWARD LOOKING STATEMENTS DISCLAIMER: Statements in this press release regarding the possible conclusions or determinations to be made by the company, its Board of Directors (including any committee thereof), the company’s outside legal counsel and accounting experts or its independent auditors as well as the company’s current anticipation that the stock option review will not result in a delay of its Annual Report on Form 10-K for the year ended December 31, 2006 are forward looking statements that are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on current information and expectations, and involve a number of risks and uncertainties arising out of the company’s review of its historical stock option granting policies and procedures and developments in legal and regulatory guidance regarding stock option grants and accounting for such grants. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Board of Directors, the committee, and the company’s independent registered public accounting firm concerning matters related to the company’s stock option grants and accounting for such grants. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward looking statements to reflect subsequent events or circumstances. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

Active Power, the Active Power logo, and CleanSource are registered trademarks of, and CoolAir is a trademark of Active Power, Inc. All other trademarks are the properties of their respective companies.

Active Power Investor Contact:	Active Power Media Contact:
John Penver	Andrea Zack
Chief Financial Officer	The Bernard Group
512.744.9234	512.617.6354
jpenver@activepower.com	azack@bernardgroup.com